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                                                                EXHIBIT 23.2

The Directors
Diamond Cable Communications Plc
Diamond Plaza
Daleside Road
Nottingham NG2 36G

                                                                  1 July 1997

Dear Sirs

DIAMOND CABLE COMMUNICATIONS PLC (THE COMPANY)
10 3/4% SENIOR DISCOUNT NOTES DUE FEBRUARY 15, 2007 (THE SECURITIES)

We have acted as English legal advisers to the Company in relation to the issue by the Company of the Securities. We understand that the Securities are to be registered under the United States Securities Act of 1933, as amended, (the Securities Act) pursuant to a registration statement on Form S-4 (the Registration Statement) filed under the Securities Act with the Securities and Exchange Commission.

We hereby consent to the references to our name under the caption "Service of Process and Enforcement of Liabilities" and to this letter being filed as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully

Freshfields